EXHIBIT 23.1

                        Resignation of Malone-Bailey, PC

November 10, 2008




Momentum BioFuels, Inc.
2600 S. Shore Blvd, Suite 100
League City, TX 77573

Dear Mr. Enders,

     This is to confirm that the client-auditor relationship between Momentum BioFuels, Inc. (Commission File Number 000-50619) and Malone-Bailey, PC has ceased.

Sincerely,

/s/ Malone-Bailey, PC
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Malone-Bailey, PC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission